Exhibit 1.2

Finder’s Fee Agreement with Smarteam Asia Limited

FINDER’S FEE AGREEMENT

This Finder’s Fee Agreement (“Agreement”) is dated for reference July 3, 2014 and entered into by and between the following parties: Oro East Mining, Inc., with headquarters at 7817 Oakport Street, Suite 205, Oakland, California 94621 (“OROE”), and Smarteam Asia Limited, a Hong Kong, China corporation headquartered at Room E1452, 14/F Wah Lok Ind. Centre, 31-33 Shan Mei Street, Fo Tan, N.T. Hong Kong (“Consultant”).

WHEREAS, Consultant represents to OROE that it has strategic relationships that can assist OROE in securing equity, debt, and/or project financing, and

WHEREAS, OROE seeks introduction to Consultant’s strategic relationships for the purpose of obtaining equity, debt, and/or project financing, and

WHEREAS, by this Agreement, OROE and Consultant (collectively “Parties”) enter into this engagement so that Consultant will introduce opportunities for OROE and its principals for joint ventures, equity, debt and/or project finance, or private placements (“Strategic Relationships”) with other business entities (“Prospects”).

NOW, THEREFORE, the foregoing recitals integrated into the binding body of this Agreement, the parties hereby agree for good and valuable consideration as follows:

1. TERM

The term of this Agreement shall endure for 2 (two) years, unless otherwise terminated in accordance with the covenants of this Agreement.

2. INDEPENDENT CONTRACTOR

The relationship of Consultant to OROE shall be that of an independent contractor and not an employee of OROE. Consultant shall have sole control of the manner and means of performing his/her work and OROE is interested only in the results Consultant obtains. Consultant does not have, nor shall it represent as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon OROE.

Any papers, documents, books, and records of every kind and description relating to the business and affairs of OROE, or any of its affiliates or subsidiaries (hereinafter “Records”), whether or not prepared by Consultant shall be the sole and exclusive property of OROE, and Consultant agrees to surrender all Records to OROE at any time upon OROE’s request. Consultant acknowledges and agrees that all duties performed hereunder are specifically ordered or commissioned by OROE (hereinafter “Work”). Work constitutes work made-for-hire as defined in the United States Copyright Act and OROE shall be the owner of all rights in and to the Work. Work shall include, but not be limited to all material and information created by Consultant in the course of or as a result of Consultant’s engagement with OROE fixed in a tangible medium of expression, including but not limited to notes, drawings, memoranda, correspondences, documents, records, charts, codes, etc. To the extent that Work is not recognized as work-made-for-hire, Consultant hereby assigns, transfers, and conveys to OROE, without reservation, all rights, title, and interest in Work.

3. ENGAGEMENT

Consultant shall be furnished the information Consultant reasonably needs to understand OROE’s financing needs and then seek out Strategic Relationships with Prospects to meet OROE’s financing needs (“Funding Needs”). Consultant shall also direct marketing, promotion, and public relations efforts for OROE, specifically targeting China investors and utilizing Consultant’s network, contacts, and associations in East Asia to spearhead OROE’s efforts in marketing, promotion, and public relations in that region.

Consultant agrees to exercise his/her best efforts in securing Strategic Relationships with Prospects up to meet OROE’s Funding Needs within the Term. Prior to entering into this Agreement, OROE has conveyed to Consultant what its approximate Funding Needs are and from that conveyance Consultant affirms that he/she is more likely than not to meet those Funding Needs based on his/her known Prospects. It is on that representation that OROE enters into this Agreement with Consultant.

Consultant hereby agrees to fully perform this Agreement in good faith and exercise its best efforts in carrying forth the terms of this Agreement. “Good faith” shall be defined as a state of mind consisting in (1) honesty in belief or purpose, (2) faithfulness to one’s duty or obligation, (3) observance of reasonable commercial standards of fair dealing in a given trade or business, and/or (4) absence of intent to defraud or to seek unconscionable advantage. “Best efforts” shall be defined as a binding duty to use best efforts to accomplish any given goal, to make every available effort to do so, regardless of the harm to the bound party. The parties further agree that there are no conflicts between Consultant’s duty to perform in good faith and duty to exercise best efforts.

4. EARLY TERMINATION

The Term of this Agreement shall naturally expire pursuant to Covenant 1, Term above. However, the Agreement may be earlier terminated by either party for any reason whatsoever, or no reason at all. The engagement is “at will” and upon immediate notice, either party may end the consultant relationship. To terminate, written notice must be provided to the other party with a clear and conspicuous date of notice appearing on said document. The effective date of termination for accounting purposes shall be that date.

5. COMPENSATION

For Consultant’s marketing, promotion, and public relations efforts, Consultant shall be paid $750,000.00 (Seven Hundred and Fifty Thousand Dollars) in restricted shares of OROE stock at $0.10 (Ten Cents) per share, or 7,500,000 shares (“Compensation Shares”). In the event that this Agreement is terminated prior to the second anniversary of this Agreement, the restricted shares pro rata for the balance of the Term shall be returned to OROE.

Additionally, Consultant shall be paid a finder’s fee for actual investments yielded based on the amount of financing secured, pursuant to the following schedule (“Finder’s Fee”), which shall be payable by OROE in restrictive, unregistered shares of OROE stock a $0.15 (Fifteen Cents) per share (“Finder’s Shares”), commensurate to 10% of the total U.S. dollar amount of funding raised by Consultant’s direct promotion efforts.

Consultant shall be paid the Finder’s Fee on or before the expiration of the Term, unless OROE has not actually received and taken possession of the funding as represented from the Prospects, in which case Consultant shall not be paid the Finder’s Fee until the funding has been actually received in full by OROE. Closing for transfer of the Finder’s Fee shall take place at a mutually agreed upon date, time, and location thereafter. The parties reserve the right to multiple closings, with the total Finder’s Fee paid in installments as mutually agreed upon. In the event there is to be more than one closing, the term “Closing” shall apply to each of such closings. At each Closing, OROE shall deliver to Consultant certificates or other documentation representing the shares compensation. For each transfer of shares and Closing thereof, Consultant shall execute a Subscription Agreement substantially similar to the standard Subscription Agreement adopted by OROE, which Consultant hereby acknowledge and affirms familiarity with.

Hereinafter in this Agreement, “Shares” shall refer to both Compensation Shares and Finder’s Shares alike. Any and all shares issued to Consultant hereunder shall be subject to the terms of this Agreement.

6. RESTRICTIVE LEGEND

Consultant hereby acknowledges, understands, and agrees that the Shares have not been registered under the U.S. Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Consultant’s representations as expressed herein.

Consultant understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Consultant must hold the Shares for six months or as otherwise required by law, unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

Consultant acknowledges that Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted. Consultant further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to Company, which are outside of Consultant’s control, and which Company is under no obligation and may not be able to satisfy.

Consultant further understands that all Share certificates shall bear the following restrictive legend, in addition to any legend set forth in, or required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER THEREOF IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

7. RULE 93(B)(3) OF REGULATION S.

The parties hereby acknowledge and represent that this Agreement falls within the scope of Rule 903(b)(3) of Regulation S as promulgated pursuant to the Securities Act of 1933 and as amended, as Consultant is a non-U.S. citizen, a citizen and resident of Hong Kong, that the offering as contemplated by this Agreement is made outside of the United States, and that there are no directed selling efforts being made in the United States, no brokers, dealers, and/or finders involved in the transaction as contemplated herein.

8. CONFIDENTIALITY

Consultant acknowledges that through the course of rendering services, may have access to confidential information relating to the finances or operations of OROE or any of its affiliate or subsidiary business entities (“Confidential Information”). Consultant agrees to maintain the confidentiality of all such information and other matters of OROE or any of OROE’s affiliates or subsidiaries known to Consultant, which are otherwise not in the public domain, and further agrees not to disclose any such information to any person outside of OROE without OROE’s prior written authorization and consent. Consultant agrees not to disclose Confidential Information at any time whatsoever and the term of the confidentiality shall extend for twenty (20) years or the maximum number of years permitted under applicable law, whichever is longer.

9. OWNERSHIP OF DOCUMENTS

All papers, documents, books, and records of every kind and description relating to the business and affairs of OROE, or any of its affiliates or subsidiaries (hereinafter “Records”), whether or not prepared by Consultant shall be the sole and exclusive property of OROE, and Consultant agrees to surrender all Records to OROE at any time upon OROE’s request.

10. WORKS

Consultant acknowledges and agrees that all duties performed hereunder are specifically ordered or commissioned by OROE or any of its affiliates or subsidiaries (hereinafter “Work”). Work constitutes work made-for-hire as defined in the United States Copyright Act and OROE shall be the owner of all rights in and to the Work. Work shall include, but not be limited to all material and information created by Consultant in the course of or as a result of Consultant’s engagement with OROE fixed in a tangible medium of expression, including but not limited to notes, drawings, memoranda, correspondences, documents, records, charts, codes, etc. To the extent that Work is not recognized as work-made-for-hire, Consultant hereby assigns, transfers, and conveys to OROE, without reservation, all rights, title, and interest in Work.

11. PROMPT RETURN OF DOCUMENTS AND INFORMATION

In the event this Agreement is terminated or expires or the relationship between the parties ends for any reason whatsoever, Consultant agrees to promptly return and surrender all Confidential Information, Records, and Work to OROE and that Consultant shall retain no copies, in print or digital form, or in any form whatsoever. Consultant hereby represents and warrants to OROE that in the event of termination or expiration of this Agreement or the parties’ business relationship, Consultant shall promptly return all aforesaid documents and information and shall not keep any copies, in print or digital form, or in any form whatsoever.

12. FULL DISCLOSURES

Consultant acknowledges and agrees that OROE has given Consultant full access to the corporate records of OROE and all information in its possession relating to the company, has availed its directors, officers, and representatives to Investor for interview. Consultant has further been apprised of all risk factors as set forth in OROE’s filings with the Securities Exchange Commission

13. INDEMNITY

Consultant shall hold OROE, its affiliates, and subsidiaries and their respective directors, officers, employees, or agents harmless from and against all claims, liabilities, damages, costs, or attorney’s fees arising from either: (1) any negligent or intentional acts by Consultant; or (2) any breach or alleged breach by Consultant of any representation, warranty or agreement made by Consultant hereunder.

14. AUTHORITY

The undersigned parties hereby represent and warrant that he or she has been duly authorized by its corporate entity or principal to enter into this Agreement and to bind that corporate entity or principal to the terms hereof and that the undersigned parties have the legal capacity to execute this Agreement. If pursuant to applicable securities laws Consultant must be an Accredited Investor to enter into this Agreement for the securities as contemplated, then Consultant hereby represents and warrants that Consultant is an Accredited Investor. If Consultant is a Non-Accredited Investor but under applicable securities laws is still permitted to enter into this Agreement for the securities as contemplated, then Consultant hereby represents and warrants that Consultant has received a copy of OROE’s guidelines for a sophisticated investor and that Consultant meets OROE’s guidelines as sophisticated investor. Consultant further represents and warrants that it has consulted professional legal and financial counsel and fully understands the meanings of the terms and the risks associated thereof as set forth in this Agreement and that OROE has provided Consultant with all information needed to ascertain the nature of said securities to make an informed decision thereof.

15. MISCELLANEOUS TERMS

In any instance requiring written notice among the Parties, notice shall be sent to OROE to: Attn: Tian Q. Chen, Oro East Mining, Inc., 7817 Oakport Street, Suite 205, Oakland, California 94621 and notice shall be sent to Consultant to: Room E1452, 14/F Wah Lok Ind. Centre, 31-33 Shan Mei Street, Fo Tan, N.T. Hong Kong.

In the event that any term or portion of this Agreement is declared invalid or unenforceable for any reason by a court of competent jurisdiction, such term or portion shall be considered separate and apart from the remainder of this Agreement, which shall remain in full force and effect.

The undersigned parties hereby represent and warrant that he or she has been duly authorized by its corporate entity or principal to enter into this Agreement and to bind that corporate entity or principal to the terms hereof.

Unless the undersigned parties mutually agree to subsequently modify this covenant in writing, Consultant shall not assign, transfer, convey, or dispose of its rights, title or interest in this Agreement. This Agreement and any and all subsequent obligations arising therefrom shall be non-assignable unless the parties agree to other arrangements, which must be memorialized in writing.

Unless otherwise provided for in writing and signed and acknowledged by both parties, there shall be no third party beneficiaries to this Agreement. This Agreement is non-assignable, non-transferrable, and the duties that the undersigned parties are obliged to perform are non-delegable unless otherwise provided for in writing and signed and acknowledged by both parties.

Consultant has had the opportunity to seek independent legal, tax, and other professional counsel to assist the Consultant in making a decision with regard to this Agreement and that after consulting such counsel, is executing this Agreement fully informed of its contents, the legal and financial situation of the OROE, and the risks associated with this Agreement.

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IN WITNESS WHEREOF, the Parties hereby cause this Agreement to be executed this 3rd day of the month of July in the year 2014.

OROE:		CONSULTANT:
X /s/ TIAN Q. CHEN		X /s/ WAI H. CHU

Company:	Oro East Mining, Inc.	Company:	Smarteam Asia Limited
Signor’s Name:	Tian Q. Chen	Signor’s Name:	Wai H. Chu
Position/Title:	Chief Executive Officer	Position/Title:	CEO